EXHIBIT 10.33

                    INTERNET DIAL-UP RESALE AGREEMENT


THIS AGREEMENT dated as of this 22nd day of December, 1999 by and between NetVoice Corporation, a Nevada corporation, located at 13747 Montfort Drive, Suite 250, Dallas, Texas 75240 (hereinafter referred to as "NetVoice") and Z-Tel Communications Inc. (hereinafter referred to as "Reseller"), a Delaware corporation located at 601 S. Harbour Island Blvd. Suite 220, Tampa, Florida 33602.

                               WITNESSETH
                               ----------

WHEREAS, NetVoice is a provider of Internet services and NetVoice maintains an Internet network (the "NetVoice Network"); and

WHEREAS, Reseller is a provider of Internet Services, and is desirous of branding under its own name and reselling NetVoice's Internet services to Reseller's independent distributors and other customers ("Reseller's Customers" or "Customers") according to the terms set forth herein; and

WHEREAS, the parties have agreed to cooperate with each other under the terms and conditions contained herein for the parties' mutual benefit.

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, the parties hereto do hereby agree as follows:

1.   NETVOICE'S OBLIGATIONS
     ----------------------

     1.1 NetVoice agrees to provide the Internet Services described in Exhibit A attached hereto and incorporated herein by reference ("Internet Service") to Reseller's Customers of a quality equal to or exceeding that which is provided by NetVoice to its other Internet customers and consistent with the standards set forth in Exhibit C attached hereto. The Internet Services will be provided under Reseller's brand.

     1.2 NetVoice shall create a new account for each of Reseller's Customers for whom a request for service is submitted to NetVoice by Reseller, and shall set up such account according to the provisions provided by Reseller.

     1.3 NetVoice shall provide to Reseller its first shipment and all subsequent shipments of necessary start-up materials (the "Starter Kit") within ten business days following NetVoice's receipt of an order from Reseller. The Starter Kit shall include the set-up software applications on a CD ROM. Reseller must provide NetVoice with any customized information to be contained within the Starter Kit prior to dissemination for NetVoice's prior written approval, which approval shall not unreasonably be withheld. If NetVoice does not object to the customized information in writing within two business days after receipt, approval will be deemed given.

     1.4 Reseller shall retrieve any defective Starter Kit from Reseller's Customer and promptly return such Kit to NetVoice. Upon receipt of a returned defective Kit, NetVoice will deliver a new Kit to Reseller no later than 10 business days after receipt of this list. Reseller will be responsible for delivering the new Kit to Reseller's Customer. Reseller acknowledges that the Starter Kit may contain proprietary software from NetVoice, third parties and Reseller. NetVoice hereby grants Reseller and its Customers a non-exclusive right and license to use NetVoice proprietary software products and

INTERNET DIAL-UP RESALE AGREEMENT - Page 1 of 11 third-party products provided on the Starter Kit. All proprietary software is protected under applicable intellectual property laws. Reseller agrees that copies of the Starter Kit will only be obtained directly from Net Voice. Reseller agrees not to reproduce the Starter Kit independently from NetVoice.

     1.5 NetVoice shall provide each of Reseller's Customers with a standard account consisting of unlimited Internet access, an e-mail address for each account and provide such Customers with 10 megabytes of storage space for personal Web Hosting (the "Standard Account").

     1.6 Reseller shall electronically transmit to NetVoice cancellations of Customer's accounts for the Internet Services. Within ninety-six (96) hours of receiving written notice from Reseller, NetVoice shall terminate the rights of such Reseller's Customer to access the Internet Services. Reseller shall indemnify and defend NetVoice from and against any and all claims, liabilities or other damages resulting from the termination of any Customer's service done at the direction of Reseller.

     1.7 NetVoice hereby reserves the right to review and approve, and change if it reasonably deems appropriate, any forms, including order forms to be used by Reseller in connection with the services provided hereunder to assure consistency and compliance with current practices and procedures of NetVoice; provided, however that any changes to such forms shall only be made after consultation between the parties.

2.   RESELLER'S OBLIGATIONS
     ----------------------

     2.1 Reseller agrees to use its best efforts to market the Internet Services under Reseller's name. Reseller agrees to act in a good faith manner and to not unlawfully or negligently misrepresent NetVoice or the Internet Services. Reseller is responsible for any and all expenses incurred as Reseller sells the Internet Services, including but not limited to, any calls and/or mailing that Reseller makes.

     2.2 Reseller shall provide NetVoice with all Customer startup information that NetVoice requires to provision a new Internet account on a daily basis.

     2.3 Reseller will provide customer service to Reseller's Customers at Reseller's own expense and at Reseller's own premises, or as otherwise arranged by Reseller with Reseller's Customers unle4ss such service is expressly to be provided by NetVoice under this Agreement. Reseller's Customer Service shall include, but not be limited to, all billing and cancellation issues that may arise with regard to Reseller's Customers.

     2.4 NetVoice is not responsible for the installation, operation or maintenance of any of Reseller's Customers' computer equip ent nor any computer equipment owned or used by Reseller.

     2.5 Each party agrees not to knowingly solicit the business of any current customers or accounts of the other party that are active during the term of this Agreement and after its termination for a period of one (1) year.

INTERNET DIAL-UP RESALE AGREEMENT - Page 2 of 11

     2.6 Reseller warrants and represents that it has and covenants to maintain all authority and governmental licenses and approvals necessary to lawfully perform its obligations under this Agreement.

3.   PAYMENT FOR SERVICES
     --------------------

     3.1 Reseller shall establish and maintain a deposit with NetVoice equal to $10,190, which may be increased from time to time in accordance with Paragraph 3.4 (the "Deposit").

     3.2 Reseller shall pay for the Internet Service at rates determined from the schedule on Exhibit A attached hereto and incorporated herein by reference. Within 6 months of the date service is commenced (the "Ramp Period"), Reseller will provide services to the minimum number of accounts as set forth in Exhibit A. In each full calendar month thereafter, Reseller shall pay to Provider an amount equal to the lesser of (a) the charges determined from Exhibit A based on the actual number of accounts or
(b) the charges determined from Exhibit A that would be incurred if Customer had the minimum number of accounts as set forth in Exhibit A.

     3.3 Reseller shall prepay on the first day of each month for the Internet Services each month an amount equal to the product obtained by multiplying the number of monthly accounts that are active on that date, which after the Ramp Period will be not less than the minimum set forth in Exhibit A, times and applicable price per account.

     3.4 At the end of each month NetVoice shall render an invoice for NetVoice's Internet Services that were rendered that month, or after the Ramp Period, the greater of the minimum set for the Exhibit A or the actual number of accounts on line. NetVoice shall pay such invoice from the prepayment and Deposit. If the invoice amount exceeds the prepayment and Deposit, Reseller will pay such excess within fifteen (15) days of receipt of the invoice, and the amount of the Deposit will be increased by an amount equal to such excess. If any part of the Deposit is used to pay the invoice, Reseller will pay NetVoice an amount to re-establish the Deposit within fifteen (15) days of receipt of the invoice. If the invoice is less than the prepayment, the excess will be added to the Deposit.

4.   TERM OF THE AGREEMENT
     ---------------------

     4.1 The initial term of this Agreement is two years. This Agreement shall automatically renew for successive one year terms following the initial term, until terminated at the end of any term by either party upon 30 days prior written notice to the other or as otherwise set forth in this Agreement.

     4.2 Either party shall have the right to terminate this Agreement prior to the expiration of the Initial Term or any renewal term:

          4.2.1 If either party provides the other with written notice of termination at least ninety days (90) prior to the date of termination.

          4.2.2 Upon a material breach of this Agreement by the other party, including, but not limited to, NetVoice's failure to meet the service standards set forth in Exhibit C, which breach remains uncured for thirty (30) calendar days

INTERNET DIAL-UP RESALE AGREEMENT - Page 3 of 11 following receipt by the breaching party of written notice of such breach from the non-breaching party;

          4.2.3 If the other party voluntarily files a bankruptcy petition; or if such party makes an assignment for the benefit of creditors; or if such party consents to or acquiesces in the appointment of a trustee, receiver, or liquidator of it or of all or any substantial part of its assets and properties; or if such party takes or suffers similar action in consequence of indebtedness;

          4.2.4 If a petition in bankruptcy is filed against the other party and is not dismissed within 60 days of being filed or, without the party's consent or acquiescence, a trustee, receiver or liquidator of it or of all or any substantial part of its assets and properties is appointed and such appointment is not vacated within thirty (30) days thereafter;

          4.2.5 Upon a determination by any governmental authority with jurisdiction over the parties that the provision of the service sunder this Agreement is contrary to existing laws, rules or regulations;

          4.2.6 If Reseller or any of Reseller's Customers materially violate applicable tariffs, laws, or regulations or use the NetVoice Network in violation of the terms of the Agreement; or

          4.2.7 If Reseller lacks the requisite authority to resell the Internet Services hereunder.

     4.3 NetVoice shall have the right to terminate this Agreement upon the passage or adoption of any law, rule or regulation that in the reasonable judgment of NetVoice will make it materially more expensive or difficult to provide the services under this Agreement, upon ninety (90) days' prior written notice to Reseller of such determination by NetVoice.

     4.4 Upon the termination of this Agreement for any reason, NetVoice will be entitled to immediately crease providing services to Reseller and Reseller'' Customers, and all amounts due to NetVoice from Reseller will become immediately due and payable. If Reseller maintains a deposit with NetVoice, NetVoice will return such deposit.

5.   TRADEMARKS AND INTELLECTUAL PROPERTY
     ------------------------------------

     5.1 Neither party shall use the name, trademarks, trade names, nor logos of the other party in connection with the operation of its business except as expressly provided for in this Agreement. Neither party shall use the other party's name, trademarks or logos in either its own corporate name or any fictitious name.

     5.2 Title to and ownership of all copies of any products or documentation developed by or for NetVoice, or owned by NetVoice, whether in machine-readable or printed form, and including, without limitation, any derivative works, compilations, or collective works thereof and all related technical know-how and all rights therein (including without limitation rights in patents, copyrights, trademarks, service marks, trade secrets and other and other intellectual property rights applicable thereto), are an shall remain the exclusive property of NetVoice. Reseller shall not take any action to

INTERNET DIAL-UP RESALE AGREEMENT - Page 4 of 11 jeopardize, limit or interfere in any manner with NetVoice's ownership of and rights with respect to the NetVoice products and documentation granted to it pursuant to this Agreement. Title to and ownership of all copies of any products or documentation developed by or for Reseller, or owned by Reseller, whether in machine-readable or printed form, and including, without limitation, any derivative works, compilations, or collective works thereof and all related technical know-how and all rights therein (including without limitation rights in patents, copyrights, trademarks, service marks, trade secrets and other and other intellectual property rights applicable thereto), are and shall remain the exclusive property of Reseller. NetVoice shall not take any action to jeopardize, limit or interfere in any manner with Reseller's ownership of and rights with respect to the Reseller's products and documentation.

     5.3 Reseller agrees not to dissemble, decompile or reverse engineer any of NetVoice's Internet software.

     5.4 Neither party shall take any action or intentionally omit to take any action, that would jeopardize, limit or interfere in any manner with the ownership of the other party in the other party's products or documentation or intellectual property.

     5.5 Neither party nor its employees or agents shall knowingly remove or alter the other party's trademark, trade name, copyright, or other proprietary notices, legends, or symbols.

6.   WARRANTIES
     ----------

     6.1 NetVoice will make every reasonable effort to deliver the Internet Services, 24 hours a day, seven days a week; however, NetVoice cannot and does not warrant or guaranty such availability. NetVoice's sole liability to Reseller or to any third party for claimed error(s) or omissions(s) by NetVoice in the delivery or failure to deliver any Internet Service shall be to restore services and/or to correct said error(s) or omission(s) as soon as is practicable following notice thereof by Reseller to NetVoice, unless such error(s) or omission(s) are due to the negligence or intentional misconduct of NetVoice, its agents or employees, in which event NetVoice will be liable for the amount of damages caused by its, or its agents' or employees', negligence or intentional misconduct. In addition, NetVoice will refund or excuse payment for a proportional amount of the fees due from Reseller to NetVoice for such Internet Services, in accordance with NetVoice's standard refund/credit policies, which may from time-to-time change, upon thirty (30) days notice to Reseller. Except as aforesaid, NetVoice shall not under any circumstances be liable to Reseller or to third parties for monetary damages.

     6.2 NetVoice warrants that the software provided hereunder is and will be Year 2000 compliant, meaning that the software will function correctly into and beyond the Year 2000, and accurately process date and time data, and that it will neither contain nor create any logical or mathematical inconsistency, will not malfunction, and will not cease to function when processing date and time data. NetVoice further warrants that the Internet Services will conform, in all material respects, to the specifications provided to Reseller. NetVoice further represents and warrants that it has the authority to enter into this Agreement and that the execution and performance of this Agreement will not violate any agreement to which it is bound and that it has no knowledge of any claim that its products or services infringe any patent, copyright, trademark or any other intellectual property of any third party. UNLESS OTHERWISE SPECIFIED HEREIN, ALL SERVICES PROVIDED BY NETVOICE ARE PROVIDED "AS IS." NETVOICE MAKES

INTERNET DIAL-UP RESALE AGREEMENT - Page 5 of 11

NO WARRANTY WHETHER EXPRESS, IMPLIED OR STATUTORY, AS TO THE DESCRIPTION, QUALITY, MERCHANTABILITY, NON-INFRINGEMENT, COMPLETENESS OR FITNESS FOR ANY PURPOSE IN CONNECTION WITH ITS NETWORK OR OF THE INTERNET SERVICE OR LOCAL ACCESS OR AS TO ANY OTHER MATTER, ALL OF WHICH WARRANTIES BY NETVOICE ARE HEREBY EXCLUDED AND DISCLAIMED.

     6.3 UNLESS OTHERWISE STATED HEREIN, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY OF RESELLER'S CUSTOMERS OR ANY OTHER PERSON, FIRM OR ENTITY IN ANY OTHER RESPECT, FOR DIRECT, INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL, ACTUAL, OR PUNITIVE DAMGES, OR FOR ANY LOST PROFITS OF ANY KIND OR NATURE WHATSOEVER, EVEN IF FORESEEABLE, ARISING OUT OF ANY MISTAKE, ACCIDENT, ERROR, OMISSION, INTERRUPTION, OR DEFECT IN TRANSMISSION, OR DELAY ARISING OUT OF OR RELATING TO THE INTERNET SERVICES OR THE OBLIGATIONS OF NETVOICE UNDER THIS AGREEMENT AND ANY EXHIBITS OR SHCEDULES HERETO, INCLUDING, WITHOUT LIMITATION, (I) ANY FAILURE TO TIMELY OR ACCURATELY PROVIDE OR INSTALL ANY PORTION OF THE INTERNET SERVICES, OR
(II) ADVERSE CONDITIONS THAT MAY RESULT FROM ACTIONS BY REGULATORY OR JUDICAL AUTHORITIES. EXCEPT FOR LOSS, DAMAGE OR EXPENSE ARISING FROM ERRORS OR OMISSIONS CAUSED BY NETVOICE'S, OR ITS AGENTS' OR REPRESENTATIVES' NEGLIGENCE OR INTENTIONAL MISCONDUCT, A BREACH OF WARRANTY CONTAINED IN PARAGRAPH 6.2 HEREOF OR ANY ACT OR OMISSION THAT GIVES RISE TO A DUTY TO INDEMNIFY RESELLER UNDER PARAGRAPH 7, NETVOICE'S ENTIRE LIABILITY FOR ANY CLAIM OR LOSS, DAMAGE OR EXPENSE FROM ANY CAUSE WHATSOEVER SHALL IN NO EVENT EXCEED THE MONIES ACTUALLY PAID TO NETVOICE UNDER THIS AGREEMENT BY RESELLER FOR THE SPECIFIC SERVICES THAT GIVE RISE TO THE CLAIM.

7.   INDEMNIFICATION
     ---------------

Reseller agrees to indemnify and hold NetVoice and NetVoice's shareholders, directors, officers, employees, agents and advisors, from and against any and all claims, demands, actions, costs, liabilities, and losses arising out of (i) any willful or negligent act or omission of Reseller; (ii) any actual or alleged infringement involving material, data, information or other content transmitted by Reseller's Customers and other acts or omissions of Reseller's Customers; (iii) any material misstatements or misrepresentations made by Reseller or its employees, or agents; (iv) any sales, use or other taxes or duties, payable with respect to any product sales made by Reseller in its business operations; (v) any fraudulent and/or illegal dial-up Internet access of any nature which may comprise a portion of the Internet Services provided hereunder, but only in the event that the party claiming the fraudulent dial-up Internet access is (or had been at the time of the incident) Reseller's Customer, provided to any of Reseller's Customers who claims fraudulent and/or illegal dial-up Internet access with respect to such Internet Services, as a result of such claim; and (iv) any breach of this Agreement by Reseller.

INTERNET DIAL-UP RESALE AGREEMENT - Page 6 of 11

     NetVoice agrees to indemnify and hold Reseller and Reseller's shareholders, directors, officers, employees, agents and advisors harmless from and against any and all claims, demands, actions, costs, liabilities and losses arising out of (i) any willful or negligent act or omission of NetVoice; (ii) any actual or alleged infringement by NetVoice or another's patent, copyright, trademark or any other intellectual property of any third party; (iii) any material misstatements or misrepresentations made by NetVoice or its employees or agents; and (iv) any breach of this Agreement by NetVoice.

8.   FORCE MAJEURE
     -------------

     The Parties' obligations under this Agreement are subject to, and neither party shall be liable for, delays, failures to perform, damages, losses or destruction, or malfunction of any equipment or any consequent thereof caused or occasioned by, or due to fire, flood, water, the elements, labor disputes, utility curtailments, power failures, explosions, civil disturbances, governmental actions, shortages of equipment for supplies, unavailability of transportation, acts or omissions of third parties, or any other cause beyond the party's reasonable control. Notwithstanding the occurrence of any of the foregoing, Reseller shall remain liable for the payment of any outstanding invoices and for prior services rendered hereunder by NetVoice. Reseller shall not represent to any person or entity that NetVoice is responsible for any such delay or interruption of the Internet Services provided to Reseller's Customers.

9.   NO AGENCY
     ---------

     Neither party has the authority to bind the other by contract or otherwise make any representations or guarantees on behalf of the other. Each party acknowledges and agrees that the relationship arising from this Agreement does not constitute an agency, joint venture, partnership, employee relationship or franchise. Reseller acknowledges and agrees that it is an independent contractor.

10.  ASSIGNMENT
     ----------

     This Agreement is binding upon each party and its respective affiliates, successors, and assigns. Neither party may assign this Agreement, except to its affiliates or its successors-in-interest without the prior written consent of the other party, which consent will not unreasonably be withheld.

11.  NO WAIVER
     ---------

     The failure of either party to enforce or insist upon compliance with any of the provisions of the Agreement or the waiver thereof, in any instance, shall not be construed as a general waiver or relinquishment of any other provision of this Agreement.

12.  AMENDMENT
     ---------

     This Agreement may not be amended except by an instrument in writing, executed by both parties. No amendment shall be effected by the acknowledgment or acceptance by either party of any purchaser order, sales acknowledgment or other similar form from the other party.

INTERNET DIAL-UP RESALE AGREEMENT - Page 7 of 11

13.  TITLES AND SUBTITLES
     --------------------

     The titles of the Articles and Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

14.  MERGER
     ------

     This Agreement (including its attached schedules and exhibits) supersedes and merges all prior agreements, promises, understandings, statements, representations, warranties, indemnities and covenants and all inducements to the making of this Agreement relied upon by either party herein, whether written or oral, and embodies the parties' complete and entire agreement with respect to the subject matter hereof. No statement or agreement, oral or written, made before the execution of this Agreement shall vary or modify the written terms hereof in any way whatsoever.

15.  INTERPRETATION
     --------------

     The words and phrases used herein shall have the meaning generally understood in the telecommunications/Internet industry. This Agreement shall be construed in accordance with its fair meaning and not against the drafting party.

16.  THIRD PARTY BENEFICIARIES
     -------------------------

     This Agreement has been made and is made solely for the benefit of NetVoice and Reseller, and their respective successors and permitted assigns. Nothing in this Agreement is intended to confer any rights/remedies under or by reason of this Agreement on any third party.

17.  SEVERABILITY
     ------------

     If any term or provision of this Agreement is determined to be illegal, unenforceable, or invalid in whole or in part for any reason, such illegal, unenforceable, or invalid provisions or part(s) thereof shall be stricken from this Agreement and such provision shall not affect the legality, enforceability, or validity of the remainder of this Agreement.

18.  REPRESENTATION OF AUTHORITY
     ---------------------------

     Each party represents and warrants that: (i) the person executing this Agreement has the authority to bind the party on whose behalf he/she is signing to the terms of this Agreement; (ii) the execution and delivery of this Agreement and performance of such party's obligations hereunder have been duly authorized; and (iii) the Agreement is a valid and legal
Agreement binding on such party and enforceable in accordance with its terms.

INTERNET DIAL-UP RESALE AGREEMENT - Page 8 of 11

19.  CHOICE OF LAW
     -------------

     Any disputes that may arise under this Agreement shall be resolved in accordance with the laws of the State of Texas without regard to choice of laws, rules or principles. Each party agrees that jurisdiction and venue for any and all disputes under this Agreement will be proper in Dallas County, Texas.

20.  NOTICES
     -------

     All notices required or permitted to be given hereunder shall be in writing and shall be valid and sufficient if dispatched (i) by hand delivery, (ii) by facsimile transceiver, with confirming letter mailed promptly thereafter by first class mail, postage prepaid, (iii) by reputable overnight express courier or (iv) by certified mail, postage prepaid, return receipt requested, deposited in any post office in the United States, in any case, addressed to the addresses set forth on the first page of this Agreement, or such other addresses as may be provided from time to time in the manner set forth above. When sent by facsimile, notices shall be considered to have been received at the beginning of recipient's next business day following their confirmed transmission; otherwise, notices shall be considered to have been received only upon delivery or attempted delivery during normal business hours.

21.  SURVIVAL OF OBLIGATIONS
     -----------------------

     The parties' rights and obligations that, by their nature, would continue beyond the termination, cancellation, or expiration of this Agreement, shall survive such termination, cancellation or expiration.

22.  CONFIDENTALITY
     --------------

     22.1 Both parties agree to keep the terms of this Agreement confidential, unless otherwise required by law.

     22.2 NetVoice acknowledges that the following materials and information, and all copies thereof, constitute confidential information belonging exclusively to Reseller ("Reseller's Confidential Information");
(i) lists of subscribers to Reseller's Internet Services (the "Subscribers"), including without limitation information about their occupation, credit card numbers, information, and preferences; (ii) the results of market research performed or obtained by Reseller concerning any or all Subscribers; (iii) information belonging to and/or concerning Reseller that is not generally known by or disclosed to the public, including without limitation information regarding Reseller's hardware, software, personnel, finances, business plans, computer programs, code, algorithms, expertise of employees and consultants, know-how, formulas, processes, ideas, inventions (whether patentable or not), schematics and other technical, business, financial and product development plans, forecasts, strategies and other such information. NetVoice hereby agrees not to disclose or use, and to assure that its employees and agents not disclose or use, any of Reseller's Confidential Information in connection with any competitor or potential competitor of Reseller or any other systems operator or person. NetVoice further agrees not to use such information in connection with any obligations that are now owed, or in the future may be owed, by NetVoice to any other person or entity during the term of this Agreement.

INTERNET DIAL-UP RESALE AGREEMENT - Page 9 of 11

     22.3 Reseller acknowledges that the following materials and information, and all copies thereof, constitute confidential information belonging exclusively to NetVoice ("NetVoice's Confidential Information"),
(i) the results of market research performed or obtained by NetVoice concerning any or all of its customers; (ii) information belonging to and/or concerning NetVoice that is not generally known by or disclosed to the public, including without limitation information regarding NetVoice's hardware, software, personnel, finances, business plans, computer programs, code, algorithms, expertise of employees and consultants, know-how, formulas, processes, ideas, inventions (whether patentable or not), schematics and other technical, business, financial and product development plans, forecasts, strategies and other such information. Reseller hereby agrees not to disclose or use, and to assure that its employees and agents not disclose or use, any of NetVoice's Confidential Information in connection with any competitor or potential competitor of NetVoice or any other systems operator or person. Reseller further agrees not to use such information in connection with any obligations that are now owed, or in the future may be owed, by Reseller to any other person or entity during the term of this Agreement.

     22.4 Each party acknowledges that Reseller's Confidential Information and NetVoice's Confidential Information (collectively, the "Confidential Information") is valuable, special and unique, that its unauthorized disclosure or use will cause irreparable injury to the other party and that immediate injunctive and/or other equitable relief that will be necessary and appropriate to remedy an unauthorized disclosure or use of such information, which may include without limitation a Temporary Restraining Order as well as permanent injunctive relief.

     22.5 Neither party will cause or attempt to cause any employee or agent of the other party to its subsidiaries or parent company, to terminate his/her employment during the term of this Agreement and for a period of 2 years following the expiration or earlier termination of this Agreement.

     22.6 Upon the termination of this Agreement, each party agrees to promptly return to THE OTHER PARTY, any and all Confidential Information and other materials belonging to the other party, then in its possession or control.

     22.7 Confidential Information shall not include information which (i) is or becomes public knowledge through no fault of the receiving party;
(ii) is in the lawful possession of the receiving party prior to disclosure to it by the disclosing party (as confirmed by the receiving party's records); or (iii) is disclosed to the receiving party without restriction on disclosure by a person who has the lawful right to disclose the information.

     22.8 Paragraph 22 will survive the termination of this Agreement.

INTERNET DIAL-UP RESALE AGREEMENT - Page 10 of 11

23.  MEDIA RELEASES
     --------------

     Neither party shall issue any public statement regarding this Agreement, its terms, or the fact that NetVoice is providing services to Reseller or that Reseller is purchasing such services from NetVoice, unless approved in writing by a authorized representative of the other party.

NETVOICE CORPORATION                    Z-TEL COMMUNICATIONS, INC.



By: /s/                                 By: /s/
   --------------------------              ---------------------------

Title: President/CEO                    Title: Chief Technology Officer
      -----------------------                 -------------------------

Date: 1/19/2000                         Date: 1/19/2000
     ------------------------                --------------------------









INTERNET DIAL-UP RESALE AGREEMENT - Page 11 of 11

                                EXHIBIT A

                           PRICE FOR SERVICES


1.   "Full Service"

Full Service Pricing includes: Unlimited Internet Access with dial-up service, NOC Services, Technical support, Hosting Services and E-Mail Services meeting or exceeding industry standards priced as follows:


                     BUNDLED "FULL SERVICE"
-----------------------------------------------------------------
      ACCESS ACCOUNTS                        PRICE PER ACCOUNT
-----------------------------------------------------------------
0-50,000                                $10.19
-----------------------------------------------------------------
50,001-100,000                          $10.10
-----------------------------------------------------------------
100,001-150,000                         $ 9.90
-----------------------------------------------------------------
150,001-200,000                         $ 9.75
-----------------------------------------------------------------
200,001-250,000                         $ 9.50
-----------------------------------------------------------------
250,000 and up                          $ 9.30
-----------------------------------------------------------------

2.   "Port Direct Product"

Port Direct Product includes access to Dial-up ports in all NetVoice P.O.P.s, and comes with N.O.C. and Internet Bandwidth. Technical support is separate, and priced on a per subscriber basis. NetVoice hereby acknowledges that Reseller is a telecommunications carrier and is subject to regulatory oversight in the provision of certain components of its services. NetVoice, therefore, agrees to use its best efforts to conduct itself in a manner consistent with such carrier/carrier relationship, and to provide carrier grade service to Reseller, including, but not limited to, providing prompt and full access to NetVoice P.O.P.s, prompt responsiveness to deployment of features requested by Reseller and prompt responsiveness to technical and other problems arising out of the use of the Port Direct Product.


                         1  PORT DIRECT PRODUCT
----------------------------------------------------------------------

2  TOTAL SUBSCRIBERS       3  COST PER         TECHNICAL SUPPORT PER
                           SUBSCRIBER               SUBSCRIBER
----------------------------------------------------------------------
0-50,000                 $4.50                 $1.80
----------------------------------------------------------------------
50,001-100,000           $4.35                 $1.70
----------------------------------------------------------------------
100,000-500,000          $4.20                 $1.60
----------------------------------------------------------------------


3.   MINIMUM NUMBER OF ACCOUNTS

          1000 Accounts
          ----

EXHIBIT A TO INTERNET DIAL-UP RESALE AGREEMENT - Page 1 of 1

                                EXHIBIT B
                                ---------

                               CD PRICING


1.  CD Pricing below includes customized printed cardboard sleeve.


         QUANTITY               LICENSE FEE          CD BURN IN FEE
----------------------------------------------------------------------
         0-30,000                  1.75                 .75
----------------------------------------------------------------------
       30,001-50,000               1.50                 .72
----------------------------------------------------------------------
       50,001-60,000               1.45                 .69
----------------------------------------------------------------------
       60,001-70,000               1.40                 .66
----------------------------------------------------------------------
       70,001-80,000               1.35                 .63
----------------------------------------------------------------------
       80,001-90,000               1.30                 .60
----------------------------------------------------------------------
      90,001-100,000               1.25                 .58
----------------------------------------------------------------------
      100,001-190,000              1.20                 .56
----------------------------------------------------------------------
      190,001-290,000              1.15                 .54
----------------------------------------------------------------------
      290,001-390,000              1.10                 .52
----------------------------------------------------------------------
      390,001-490,000              1.05                 .49
----------------------------------------------------------------------
      490,001-990,000              1.00                 .46
----------------------------------------------------------------------
     990,001-1,490,000              .95                 .43
----------------------------------------------------------------------
    1,490,001-1,990,000             .90                 .40
----------------------------------------------------------------------
     1,990,001 and up               .85                 .37
----------------------------------------------------------------------


2. The license fee and CD burn in fee applicable to an Order will be based on the total quantity of licenses and CDs ordered by Reseller during the term, including such order.

3. Reseller is not required to purchase the same number of licenses ass it does CDs, e.g., Reseller may purchase one license for every five CDs ordered.









EXHIBIT B TO INTERNET DIAL-UP RESALE AGREEMENT - Page 1 of 1

                                EXHIBIT C
                                ---------

                            SERVICE STANDARDS
                            -----------------


NetVoice shall provide Internet Services that meet the following standards:

* NetVoice shall not fail to provide Internet Services more than 5% of the total number of minutes, or any fraction thereof, during any one calendar month from any single access point.

* Reseller's Customers shall not experience busy signals when dialing up NetVoice's Internet Services more than 5% of the number of times Reseller's Customers attempt to dial up such Internet Services from any single access point in any one calendar month.










EXHIBIT C TO INTERNET DIAL-UP RESALE AGREEMENT - Page 1 of 1